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Exhibit 10.8

STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of May 19, 2006, is by and among Heeling, Inc., a Nevada corporation (the "Company"), and Roger R. Adams ("Seller").

WITNESSETH:

        WHEREAS, Seller owns 290,007 shares of Common Stock, $0.001 par value ("Common Stock"), of the Company; and

        WHEREAS, Seller desires to sell, and the Company desires to purchase, 28,972 shares of Common Stock (the "Shares") at a per Share purchase price of $69.03 (the "Per Share Purchase Price"); and

        WHEREAS, simultaneously with the execution of this Agreement Seller is entering into a Stock Purchase Agreement with Patrick F. Hamner ("Hamner"), pursuant to which Hamner is agreeing to purchase, and Seller is agreeing to sell, 14,486 shares of Common Stock at the Per Share Purchase Price; and

        WHEREAS, the Company, Seller, and certain other persons are parties to that certain Investor Rights Agreement, dated as of May 24, 2000, a copy of which is attached hereto as Exhibit A (the "Investor Rights Agreement"), and appropriate waivers of rights of refusal and co-sale under such agreement have been obtained from the holders of such rights;

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.     Purchase and Sale of the Shares.

          1.1   Purchase and Sale. Subject to the terms and conditions set forth herein, the Company hereby purchases from Seller, and Seller hereby sells to the Company, the Shares.

          1.2   Purchase Price. As consideration for the Shares, the Company has paid to Seller by wire transfer of immediately available funds for each Share the Per Share Purchase Price, or an aggregate purchase price of $1,999,937.20.

          1.3   Clarification of Investor Rights Agreement. The Company, Seller, and certain other persons are parties to the Investor Rights Agreement. As additional consideration for the Shares, the Company hereby agrees that it will not take the position that its right of first refusal under Section 3, or the other shareholders' co-sale rights under Section 4, or the right as to future purchases under Section 5, of the Investor Rights Agreement shall apply to shares to be sold by Adams, the Company, or any other shareholder of the Company in a Qualified Public Offering (as defined in the Investor Rights Agreement).

          1.4   Registration Rights Accorded to Seller. The Company, Samuel B. Ligon and Patricia P. Ligon (collectively, the "Ligons"), and Capital Southwest Venture Corporation, a Nevada corporation ("CSVC" and, collectively with the Ligons, the "Investor") are parties to that certain Registration Rights Agreement dated as of May 26, 2000, a copy of which is attached hereto as Exhibit B (the "Registration Rights Agreement"). As additional consideration for the Shares, the Company and Seller hereby make, as between themselves, substantially the same agreements made between the Company and the Investor, respectively, in the Registration Rights Agreement, such that Seller may sell his remaining shares of Common Stock on the same terms and conditions specified in the Registration Rights Agreement for the sale of Registrable Securities by the Investor, subject to the following exceptions:

            (a)   No Demand or S-3 Registrations. Seller shall have no right to Demand Registrations provided in Section 2(a) or registrations on SEC Form S-3 provided in Section 2(c) of the Registration Rights Agreement;

            (b)   Pro Rata Participation as Selling Shareholder in IPO. Seller shall have the right to participate with the Investor under the Registration Rights Agreement as a selling shareholder in the Qualified Public Offering (as defined in the Registration Rights Agreement) of the Company, on a pro rata basis according to their respective ownership of shares of Common Stock. Any reductions in the shares of Common Stock offered by Seller and the Investor in the Qualified Public Offering shall be effected to preserve the same pro rata participation.

            (c)   Incidental Registrations. Seller shall have the right to participate in any incidental registrations described in Section 2(b) of the Registration Rights Agreement, including registrations requested by the Investor under Section 2(a) or Section 2(c); provided, however, that, for any offering that is effected through one or more underwriters, should the managing underwriter or underwriters of such offering deliver a written opinion to the Company and Seller that (for either of the reasons specified in the proviso to Section 2(b) of the Registration Rights Agreement) the success of the offering would be materially and adversely affected by inclusion of all Registrable Securities (as defined in the Registration Rights Agreement) and the securities proposed to be sold by Seller, the shares of Common Stock held by Seller shall be reduced to the extent necessary (including to zero) to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriter; provided, further, that at any time that CSVC does not participate as a selling shareholder in such incidental registration and CSVC owns at least five percent (5%) of the issued and outstanding Common Stock, Seller may not participate pursuant to this Section 1.4(c) without the prior written consent of CSVC, which may be withheld in its sole discretion.

        2.     Representations and Warranties of Seller. Seller hereby represents and warrants to the Company as follows:

          2.1   Title to Shares. Seller has record and beneficial title to the Shares, free and clear of any liens, claims, encumbrances, mortgages, pledges, security interests, conditional sales agreements, charges, options, preemptive rights, rights of first refusal, reservations, restrictions, claims, defects in title, or other encumbrances of any kind ("Encumbrances"). Delivery by Seller to the Company of a stock certificate representing the Shares to be purchased by the Company, together with duly endorsed stock powers, shall transfer to the Company good and indefeasible record and beneficial title to the Shares to be purchased by the Company, free and clear of any Encumbrances.

          2.2   Valid and Binding. Assuming this Agreement is a valid and binding obligation of, and enforceable against, the Company, this Agreement constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally and subject to general principles of equity. The execution and delivery of this Agreement, and the performance of the transaction contemplated hereby, by Seller will not (a) result in a breach or violation of or constitute a default under, any agreement to which Seller is a party or by which he or his assets are bound or (b) violate any applicable law.

          2.3   Provided Information. Seller has received and reviewed the historical and projected financial information of the Company set forth in Exhibit C and the Initial Public Offering Analysis set forth in Exhibit D (collectively, the "Financial Documents"). Seller has been given an opportunity to ask questions of the Company regarding the Financial Documents and any other information or topic of interest to Seller.

          2.4   Potential Transactions. Seller acknowledges that he has been fully informed regarding (a) the Company's recent negotiations with a third party relating to the potential sale of the Company, and (b) the Company's determination to terminate such negotiations and to pursue an initial public offering, including without limitation the various valuations attributed to the Company.

        3.     Representations and Warranties of the Company. The Company hereby represents and warrants to Seller that, assuming this Agreement is a valid and binding obligation of, and enforceable against, Seller, this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally and subject to general principles of equity. The execution and delivery of this Agreement, and the performance of the transaction contemplated hereby, by the Company will not (a) result in a breach or violation of, or constitute a default under, the Company's charter or bylaws or any agreement to which the Company is a party or by which it or its assets are bound or (b) violate any applicable law.

        4.     Miscellaneous.

          4.1   Further Assurances. The parties hereto shall cooperate fully and execute and deliver any and all supplemental documents and take additional actions that may be reasonably necessary or appropriate to give full force and effect to the terms and intent of this Agreement and which are not inconsistent with its terms.

          4.2   Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Texas, without regard to its conflict of laws rules.

          4.3   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be deemed for all purposes to be one agreement.

          4.4   Electronic Reproductions of Signatures. Electronic reproductions of signatures hereon (including without limitation faxes, pdf files and the like) shall have the same effect as manually signed copies.

[Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Heeling, Inc.
By:	/s/ MIKE HESSONG Mike Hessong, Chief Financial Officer
/s/ ROGER R. ADAMS Roger R. Adams

        The following parties have executed this Agreement solely to evidence their agreement with the provisions of Section 1.3 insofar as they affect, amend, or constitute a waiver of rights under the Investor Rights Agreement.

Heeling Holding Corporation
By:	/s/ MIKE HESSONG Mike Hessong, Chief Financial Officer
Heeling Management Corp.
By:	/s/ MIKE HESSONG Mike Hessong, Chief Financial Officer
/s/ RICHARD E. MIDDLEKAUFF Richard E. Middlekauff
/s/ ROBERT J. WARD Robert J. Ward
CYPO, INC.
By:	/s/ ROGER R. ADAMS Roger R. Adams, President

Signature Page to Stock Purchase Agreement

        The following parties have executed this Agreement solely to evidence their agreement with (i) the provisions of Section 1.3 insofar as they affect or amend the Investor Rights Agreement and (ii) the provisions of Section 1.4 insofar as they affect, amend, or constitute a waiver of rights under the Registration Rights Agreement.

Capital Southwest Venture Corporation
By:	/s/ WILLAIM R. THOMAS Willaim R. Thomas
	Its:	President
/s/ SAMUEL B. LIGON Samuel B. Ligon
/s/ PATRICIA P. LIGON Patricia P. Ligon

Signature Page to Stock Purchase Agreement

EXHIBIT A
INVESTOR RIGHTS AGREEMENT

EXHIBIT B
REGISTRATION RIGHTS AGREEMENT

EXHIBIT C
HISTORICAL AND PROJECTED FINANCIAL INFORMATION

EXHIBIT D
INITIAL PUBLIC OFFERING ANALYSIS

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STOCK PURCHASE AGREEMENT
EXHIBIT A INVESTOR RIGHTS AGREEMENT
EXHIBIT B REGISTRATION RIGHTS AGREEMENT
EXHIBIT C HISTORICAL AND PROJECTED FINANCIAL INFORMATION
EXHIBIT D INITIAL PUBLIC OFFERING ANALYSIS